Exhibit 32

SECTION 906 CERTIFICATION

The undersigned hereby certifies in his capacity as an officer of Knox Nursery, Inc. (the "Company") that the Quarterly Report of the Company on Form 10-QSB for the period ended June 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents in all material respects the financial condition and the results of operations of the Company.

KNOX NURSERY, INC.

Date: August 14, 2003

By: /s/ Bruce R. Knox

Bruce R. Knox President and Chief Executive Officer Secretary & Treasurer and Chief Financial Officer